UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2006

Cyberkinetics Neurotechnology Systems, Inc.
(Exact name of registrant specified in charter)

Delaware	000-50505	13-4287300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(Address of principal executive offices) (Zip Code)

508-549-9981
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Ex-99.1 Press Release of Cyberkinetics Neurotechnology Systems, Inc. dated June 1, 2006

Item 1.01      Entry into a Material Definitive Agreement
On May 30, 2006, Cyberkinetics Neurotechnology Systems, Inc., its wholly-owned subsidiary Andara Life Science, Inc. (collectively, the “Company”) and Minnetronix, Inc. entered into a Development Proposal and Agreement (the “Agreement”) with respect to the AndaraTM Oscillating Field Simulator (“Andara OFS”). Under the Agreement, Minnetronix will provide engineering and manufacturing services to support Cyberkinetics’ Humanitarian Device Exemption (HDE) marketing application for the Andara OFS.
The Company will compensate Minnetronix on a time and materials basis during the term of the Agreement. The Agreement provides for an incentive milestone payment to Minnetronix for completing the work required for the Company to file its HDE application by a certain date. The milestone payments are payable, at the option of the Company, in either unregistered shares of the Company’s common stock or cash. If an HDE is not filed in a timely manner, as set forth in the Agreement, the rates charged by Minnetronix to the Company will automatically be reduced on a going forward basis.
A copy of the press release announcing the signing of the Agreement is attached hereto as Exhibit 99.1.
Item 9.01      Financial Statements and Exhibits.
(c)      Exhibits:
     99.1     Press Release of Cyberkinetics Neurotechnology Systems, Inc. dated June 1, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberkinetics Neurotechnology Systems, Inc.
By:	/s/ Timothy R. Surgenor
	Name:	Timothy R. Surgenor
	Title:	President and Chief Executive Officer

Dated: June 5, 2006